EXHIBIT 10.7


                     CS WIRELESS SYSTEMS, INC.
                                                           No. 001
       AMENDED AND RESTATED NON-QUALIFIED STOCK 0PTION

    THIS AGREEMENT, made as of the grant date indicated in Section 3 below, and between CS Wireless Systems, Inc. (the "Company"), and the undersigned individual (the "Optionee"), pursuant to the 1996 CS Wireless Systems, Inc. Incentive Stock Plan (the "Plan"). (Terms not defined herein shall have the same meaning as in the Plan.)

    WHEREAS, the Optionee is an eligible employee of the Company and the Company through the Plan's Committee has approved the grant of Non-Qualified Stock Options ("Options") under the Plan to the Optionee.

    Now, THEREFORE, in consideration of the terms and conditions of this Agreement and pursuant to the Plan, the parties agree as follows:

      1. Grant of Options. The Company hereby grants to the Optionee the right and option to purchase from the Company, at the exercise price set forth on Section 3 below, all or any part of the aggregate number of common shares of the Company, as such Common Shares are presently constituted (the "Common Shares"), set forth on said Section 3.

      2. Terms and Conditions. It is understood and agreed that the Option evidenced hereby is subject to the provisions of the Plan (which are incorporated herein by reference) and the following terms and conditions:

          A. Expiration Date: The Option evidenced hereby shall expire on the date specified on Section 3 below. Except for unvested options pursuant to the vesting schedule below, which shall expire immediately on a termination of employment, the Option shall not expire at an earlier date upon termination of Optionee's employment, unless such termination is for cause, as defined in the Plan.

           B. Exercise of Option. The Option evidenced hereby shall be exercisable from time to time by submitting the appropriate Notice of Exercise form referred to below ten days prior to the date of exercise specifying the number of shares for which the Option is being exercised, addressed as follows:

                         CS Wireless Systems, Inc.
                           903 North Bowser, Suite 140
                         Richardson, Texas 75081
                       Attention: Chief Financial Officer


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                                    -2-


      (1) Cash Only Exercise -- submitting a "Notice of Cash Exercise" accompanied by the full cash purchase price of the exercised shares; or

      (2) Cashless Exercise -- provided the Company has adopted such a procedure at that time, submitting an "Irrevocable Letter of Instruction" and "Cashless Exercise and Sale Form" authorizing the delivery for sale of the exercised Common Shares, or

       (3) Combination -- tendering a combination of (1) and (2) above.

     Withholding Taxes. Without regard to the method of exercise and payment, the Optionee shall pay to the Company, upon notice of the amount due, any withholding taxes payable with respect to such exercise.

     Vesting Schedule. The Options will become vested and exercisable as follows: Options to purchase 107,527 Common Shares will vest and become exercisable immediately. Options to purchase the remaining 107,527 Common Shares will vest and become exercisable in twenty (20) equal monthly installments on the last day of each month commencing on May 1, 1996. Notwithstanding the foregoing threshold requirements, the unvested portion of this Option shall become fully exercisable upon the happening of an "Acceleration Event", as defined in Exhibit A.

C. Compliance with Laws and Regulations. The Option evidenced hereby is subject to restrictions imposed at any time on the exercise or delivery of shares in violation of the Bylaws of the Company or of any law or governmentaI regulation that the Company may find to be valid and applicable

D. Interpretation. Optionee hereby acknowledges that this Agreement is governed by the Plan, a copy of which Optionee hereby acknowledges having received, and by such administrative rules and regulations relative to the Plan and not inconsistent therewith as may be adopted and amended from time by the Committee (the "Rules"). Optionee agrees to be bound by the terms and provisions of the Plan and the Rules.



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                                       -3-


            E. Transfer Restrictions. In addition to the restrictions on transferability imposed by the Plan and the Incentive Plan, this Option may not be transferable other than by will or the laws of descent and distribution.

       3.   Option Data.

            Optionee's Name:           Alan Sonnenberg

            Number of Common Shares
            Subject to this Option:    215,054

            Grant Date:                February 23, 1996

            Exercise Price Per Share:  $9.40

            Expiration Date.           February 22, 2006


         IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its authorized officer, as of the Grant Date identified in
     Section 3.

Agreed to:                        CS Wireless Systems, Inc.


/s/ Alan Sonnenberg               By: /s/
--------------------------           ---------------------------
Optionee: Alan Sonnenberg            Name:
                                     Title:


Date:  5/21/96
     ----------------------



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                                    EXHIBIT A

    For purposes of this Agreement, an Acceleration Event shall be deemed to have occurred if after the date of the closing of the initial public offering by the Company (i) a report on Schedule 13D shall be filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Act"), disclosing that any person other than the Company or any employee benefit plan sponsored by the Company, is the beneficial owner (as the term is defined in Rule 13d-3 under the Act) directly or indirectly, of thirty-five percent or more of the total voting power represented by the Company's then outstanding Voting Securities (calculated as provided in paragraph (d) of Rule 13d-3 under the Act in the case of rights to acquire Voting Securities); or (ii) any person, other than the Company or any employee benefit plan sponsored by the Company, shall purchase shares pursuant to a tender offer or exchange offer to acquire any voting Securities of the Company (or securities convertible into such Voting Securities) for cash, securities or any other consideration, provided that after consummation of the offer, the person in question is the beneficial owner directly or indirectly, of thirty-five percent or more of the total voting power represented by the Company's then outstanding Voting Securities (all as calculated under clause
(i)); or (iii) the stockholders of the Company shall approve (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation (other than a merger of the Company in which holders of Common Shares of the Company inunediately prior to the merger have the same proportionate ownership of Common Shares of the surviving corporation immediately after the merger as immediately before), or pursuant to which Common Shares of the Company would be converted into cash, securities or other property, or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company; or (iv) there shall have been a change in the composition of the Board of Directors of the Company at any time during any consecutive twenty four month period such that "continuing directors" cease for any reason to constitute at least a 51% majority of the Board. For purposes of this clause, "continuing directors" means those members of the Board who either were directors at the beginning of such consecutive twenty-four month period or were elected by or on the nomination or recommendation of at least a 51% majority of the then-existing Board. So long as there has not been an Acceleration Event within the meaning of clause (iv), the Board of Directors may adopt by a 51% majority vote of the "continuing directors" a resolution to the effect that an event described in clauses (i) or (ii) shall not constitute an Acceleration Event.